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                                                                    EXHIBIT 10.2

                                                June 25, 2003

Wachovia Bank, National Association, as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303
Attention: Gene Wilson

Ladies and Gentlemen:

                  Reference is made to that certain letter dated as of even date herewith (the "Termination Letter") terminating (i) the Receivables Purchase Agreement, dated as of September 21, 2001, as amended from time to time through the date hereof (the "Financing Agreement"), among TBSPV, INC. ("SPC") and Thomas & Betts Corporation, a Tennessee corporation ("T&B", and together with SPC, each may hereinafter be referred to individually as a "Company" and collectively as the "Companies"), Blue Ridge Asset Funding Corporation and Wachovia Bank, National Association (formerly known as Wachovia Bank, N.A.), as securitization agent for certain parties thereunder ("Securitization Agent"), and (ii) all guaranties, security agreements, mortgages, subordination agreements, intercreditor agreements, pledge agreements, notes and other documents and instruments relating thereto (together with the Financing Agreement, collectively, the "Financing Documents").

                  Notwithstanding anything set forth or implied to the contrary in the Termination Letter, the Company acknowledges and agrees that the receipt by Securitization Agent of the Payoff Amount (as defined in the Termination Letter) shall not release either Company, or any of Company's subsidiaries, affiliates, shareholders, partners, representatives, joint ventures or guarantors from any liability, obligation, lien, security interest or indebtedness in favor of Wachovia Bank, National Association as a lender or administrative agent with respect to the proposed Credit Agreement, dated on or about the date hereof, among T&B, certain of its subsidiaries, the lenders party thereto, Wachovia Bank, National Association, as issuing bank, Wachovia Securities, Inc., as arranger and Wachovia Bank, National Association, as administrative agent.

                                                        /s/ Thomas C. Oviatt

                                                        Thomas C. Oviatt
                                                        Vice President-Treasurer